UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2013

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2013, the Stock Plan Committee of the board of directors of Apache Corporation (“Apache”) granted incentive awards, effective as of January 9, 2013, to substantially all management and professional employees of Apache and its subsidiaries, including certain of the executive officers named in Apache’s 2012 Proxy Statement. These grants were made pursuant to Apache’s existing 2011 Omnibus Equity Compensation Plan (the “Omnibus Plan”), which was approved by Apache’s stockholders in May 2011. Each management and professional employee and officer received a 2013 Performance Program (“2013 Performance”) award, which was granted in performance-based, at-risk, restricted stock units intended to link the grantee’s potential compensation to Apache’s performance over a specified future period. The 2013 Performance awards are designed to attract, retain and incentivize executives and other employees while aligning their interests with the interests of Apache’s stockholders. The form of award agreement for the 2013 Performance awards is attached as Exhibit 10.1.

The 2013 Performance award is part of an annual performance-based incentive compensation program, initiated in 2010, whereby each year the Stock Plan Committee will authorize a conditional grant of restricted stock units to employees, including named executive officers, based on a target percentage of the grantee’s annual base salary determined immediately prior to the beginning of a three-year performance period. The performance period for the 2013 Performance award begins on January 1, 2013, and ends on December 31, 2015. The number of restricted stock units received at the end of the performance period will depend on a peer company comparison of total shareholder return. The peer companies for the 2013 Performance Program are: Anadarko Petroleum Corporation, BP plc, Canadian Natural Resources Ltd., Chesapeake Energy Corporation, Chevron Corporation, ConocoPhillips Company, Devon Energy Corporation, EnCana Corporation, Eni SpA, EOG Resources, Inc., Exxon Mobil Corporation, Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Noble Energy Inc., Occidental Petroleum Corporation, Royal Dutch Shell plc, and Talisman Energy Inc. Should consolidation occur among any peer group companies during the performance period, the Stock Plan Committee will determine the appropriate adjustments to measure Apache’s total shareholder return for the performance period. Total shareholder return for Apache and each of the peer companies is determined by dividing (i) the sum of the cumulative amount of a company’s dividends for the performance period and the average per share closing price of the company’s stock for the 60 trading days at the end of the performance period minus the average per share closing price of the company’s stock for the 60 trading days preceding the beginning of the performance period; by (ii) the average per share closing price of the company’s stock for the 60 trading days preceding the beginning of the performance period.

Depending on Apache’s total shareholder return compared to the total shareholder return of the peer companies, the grantee’s conditional grant of restricted stock units will be adjusted by a factor ranging from 0 to 2.0 times the amount of the conditional grant. For the 2013 Performance award, 50% of the adjusted grant, if any, will vest at the close of the performance period (December 31, 2015), 25% will vest on December 31, 2016, and 25% will vest on December 31, 2017. Upon vesting, Apache will issue shares of Apache’s common stock as settlement for the restricted stock units, net of the shares withheld for tax purposes.

Payout of the 2013 Performance award depends on the grantee remaining employed throughout the applicable performance period and the vesting period. Except as described below, a cessation of employment prior to the end of the performance period will result in the forfeiture of the entire amount of the conditional grant. If the grantee voluntarily leaves the employment of Apache, or is terminated for any reason or no reason during the vesting period, the unvested grants shall thereafter be forfeited. However, if the grantee dies or becomes totally and permanently disabled during the performance period, the conditional grant shall vest immediately at one times the amount of the conditional grant. If the grantee dies or is totally and permanently disabled during the vesting period, then the entire amount of the award will vest immediately. In the event of a grantee’s involuntary termination or voluntary termination with cause (as defined in the Omnibus Plan, but generally including voluntary termination due to, among other things, a diminution in the grantee’s compensation or job responsibilities and authority) upon a change of control (as defined in the Omnibus Plan) during the performance period, the 2013 Performance awards shall immediately vest in the number of restricted stock units determined by multiplying the conditional grant by the applicable multiple based upon Apache’s actual total shareholder return compared to the total shareholder return of its peers for the performance period, measured as of the grantee’s termination date. If the change of control occurs during the vesting period, the entire amount of the award vests immediately upon a grantee’s involuntary termination or voluntary termination with cause.

In addition to those awards made to management and professional employees of Apache, 2013 Performance awards were made to the named executive officers who were employed by Apache on the grant date, as follows: G. Steven Farris was granted a 2013 Performance award of 59,839 restricted stock units, Roger B. Plank and Rodney J. Eichler each were granted a 2013 Performance award of 24,894 restricted stock units, Thomas P. Chambers was granted a 2013 Performance award of 10,976 restricted stock units, and Jon A. Jeppesen did not receive a 2013 Performance award.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of 2013 Performance Program Agreement, dated January 9, 2013, between Registrant and each of G. Steven Farris, Rodney J. Eichler, Roger B. Plank, and Thomas P. Chambers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: January 11, 2013	/s/ Thomas P. Chambers
Thomas P. Chambers
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of 2013 Performance Program Agreement, dated January 9, 2013, between Registrant and each of G. Steven Farris, Rodney J. Eichler, Roger B. Plank, and Thomas P. Chambers.